As filed with the Securities and Exchange Commission on June 24, 2003

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EchoStar Communications Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	88-0336997 (I.R.S. Employer Identification No.)

5701 South Santa Fe Drive
Littleton, Colorado 80120
(Address, including zip code, of principal executive offices)

EchoStar Communications Corporation
1999 Stock Incentive Plan
(Full Title of Plan)

David K. Moskowitz
Senior Vice President, General Counsel and Secretary
EchoStar Communications Corporation
5701 South Santa Fe Drive
Littleton, Colorado 80120
(Name and address of agent for service)

(303) 723-1600
(telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
	Amount	offering	aggregate	Amount of
Title of each class of	to be	price	offering	registration
securities to be registered	registered	per share	price	fee

Class A Common Stock,	80,000,000 shares	$35.605 (1)	$2,848,400,000 (1)	$230,436 (1)
par value $0.01 per share

(1)	Pursuant to Rule 457(h)(1) under the Securities Act of 1933 (the “Securities Act”), the maximum offering price, per share and in aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the Nasdaq National Market System on June 18, 2003.

Part II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

(c)	The Registrants Current Reports on Form 8-K filed February 5, 2003, March 4, 2003, May 6, 2003, and May 9, 2003; and

(d)	The description of the Registrant’s Class A Common Stock contained in its Registration Statement on Form 8-A, declared effective June 20, 1995 by the Commission, pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”).

     In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Chapter 78.7502(1) of the Nevada Revised Statutes allows the Registrant to indemnify any person made or threatened to be made a party to any action (except an action by or in the right of the Registrant, a “derivative action”), by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in a good faith manner which he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Under chapter 78.7502(2), a similar standard of care applies to derivative actions, except that indemnification is limited solely to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of the action and court approval of the indemnification is required where the person is seeking advance payment of indemnifiable expenses prior to final disposition of the proceeding in question. Under chapter 78.751, decisions as to the payment of indemnification are made by a majority of the Board of Directors at a meeting at which quorum of disinterested director is present, or by written opinion of special legal counsel, or by the stockholders.

     Provisions relating to liability and indemnification of officers and directors of the Registrant for acts by such officers and directors are contained in Article IX of the Amended and Restated Articles of Incorporation of the Registrant, Exhibit 4.2 hereto, and Article IX of the Registrant’s Bylaws, Exhibit 4.3 hereto, which are incorporated by reference. These provisions state, among other things, that, consistent with and to the extent allowable under Nevada law, and upon the decision of a disinterested majority of the Registrant’s Board of Directors, or a written opinion of outside legal counsel, or the Registrant’s stockholders: (1) the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Registrant, or is or was serving at the request of the Registrant as a director, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (2) the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Specimen Share Certificate (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-1 of the Registrant, Registration No. 33-91276).

4.2	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1(a) on the Annual Report on Form 10-K for the year ended December 31, 2001, Commission File No. 0-26176).

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3(ii) to Registrant’s Current Report on Form 8-K filed as of January 23, 2002, Commission File No. 0-26176).

4.4	1999 Stock Incentive Plan (incorporated by refernece to Exhibit C to EchoStar’s Definitive Proxy Statement on Schedule 14A dated March 23, 1999).

5.1	Opinion of David K. Moskowitz (opinion re:
legality)

23.1	Consent of David K. Moskowitz (included in Exhibit 5.1)

Exhibit Number	Description of Exhibit

23.2	Consent of KPMG LLP

24	Power of Attorney

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on this 24 day of June, 2003.

ECHOSTAR COMMUNICATIONS CORPORATION

By:	/s/ Michael R. McDonnell Michael R. McDonnell Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Charles W. Ergen Charles W. Ergen	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 24, 2003

/s/ Michael R. McDonnell Michael R. McDonnell	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 24, 2003

/s/ David K. Moskowitz David K. Moskowitz	Director	June 24, 2003

* James DeFranco	Director	June 24, 2003

* Cantey Ergen	Director	June 24, 2003

* Raymond L. Friedlob	Director	June 24, 2003

* Peter A. Dea	Director	June 24, 2003

* Steven R. Goodbarn	Director	June 24, 2003

* By: /s/ Michael R. McDonnell Michael R. McDonnell Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Specimen Share Certificate (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-1 of the Registrant, Registration No. 33-91276).

4.2	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1(a) on the Annual Report on Form 10-K for the year ended December 31, 2001, Commission File No. 0-26176).

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3(ii) to Registrant’s Current Report on Form 8-K filed as of January 23, 2002, Commission File No. 0-26176).

4.4	1999 Stock Incentive Plan (incorporated by refernece to Exhibit C to EchoStar’s Definitive Proxy Statement on Schedule 14A dated March 23, 1999).

5.1	Opinion of David K. Moskowitz (opinion re:
legality)

23.1	Consent of David K. Moskowitz (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24	Power of Attorney